EXHIBIT 99.1

Contact:	Gary A. Smith
Senior Vice President &
Chief Financial Officer
(205) 942-4292

HIBBETT ADJUSTS FOURTH QUARTER EXPECTATIONS ON SLOWER JANUARY SALES

BIRMINGHAM, Ala. (February 8, 2011) – Hibbett Sports, Inc. (NASDAQ/GS: HIBB), a sporting goods retailer, today announced unaudited sales results and adjusted earnings expectations for the fourth quarter and fiscal year ended January 29, 2011.

Net sales for the 13-week period ended January 29, 2011, increased 4.0% to $173.5 million compared with $166.8 million for the 13-week period ended January 30, 2010.  Comparable store sales increased 1.3% for the quarter. Net sales for fiscal 2011 increased 12.1% to $665.3 million compared with $593.5 million for fiscal 2010. Comparable store sales increased 9.8% for fiscal 2011.

Jeff Rosenthal, President and Chief Executive Officer, stated, “After a strong start to the quarter, we were disappointed with comparable store sales in the latter half of January. Factors affecting our sales performance include a delay in income tax rapid refunds and inclement weather issues throughout many of our markets. Overall, fiscal 2011 is on track to be a record year for earnings per share and we exceeded our new store growth expectations.”

Although the year-end closing process is ongoing, the Company now expects to report earnings of approximately $0.42 to $0.44 per diluted share for the fourth quarter, which equates to approximately $1.58 to $1.60 per diluted share for fiscal 2011.

Hibbett will report full results for the fourth quarter and fiscal 2011 on March 11, 2011 with a conference call later that morning at 10:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2900.  A replay of the conference call will be available until March 18, 2011, by dialing (402) 977-9140 and entering the passcode, 21466899.

The Company will also provide an online Web simulcast and rebroadcast of its fiscal 2011 fourth quarter conference call.  The live broadcast of Hibbett's quarterly conference call will be available online at www.hibbett.com under Investor Relations, www.streetevents.com and www.earnings.com on Friday, March 11, 2011, beginning at 10:00 a.m. ET.  The online replay will follow shortly after the call and continue through March 18, 2011.

Hibbett Sports, Inc. operates sporting goods stores in small to mid-sized markets, predominately in the Southeast, Southwest, Mid-Atlantic and the lower Midwest regions of the United States.  The Company’s primary store format is Hibbett Sports, a 5,000-square-foot store located in strip centers and enclosed malls.

A WARNING ABOUT FORWARD LOOKING STATEMENTS:  Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook, or estimate.  For example, our forward looking statements include statements about anticipated earnings per diluted share for the fourth quarter and fiscal year ended January 29, 2011.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition.  For a discussion of these factors, as well as others which could affect our business, you should carefully review our Annual Report and other reports filed from time to time with the Securities and Exchange Commission, including the "Risk Factors," "Business" and "MD&A" sections in our Annual Report on Form 10-K filed on March 26, 2010 and the “MD&A” section on our Quarterly Reports on Form 10-Q filed on June 2, September 8, 2010 and December 6, 2010.  In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply.  We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

END OF EXHIBIT 99.1